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                                                                 Exhibit (11)(a)




                                    CONSENT



                 We hereby consent to the use of our name under the caption "Counsel" in the Prospectus and under the caption "Counsel to the Trust" in the Statement of Additional Information contained in Post-Effective Amendment No. 14 to the Registration Statement on Form N-1A of The Achievement Funds Trust (Registration No. 33-26205) filed under the Securities Act of 1933 and Amendment No. 14 under the Investment Company Act of 1940.




                                /s/ Ballard Spahr Andrews & Ingersoll, LLP
                                -------------------------------------------
                                Ballard Spahr Andrews & Ingersoll, LLP



May 28, 1998